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As filed with the Securities and Exchange Commission on September 29, 2006

Registration No. 333-135419

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENEVA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	41-2207517 (I.R.S. Employer Identification No.)
One Boston Place Suite 3630 Boston, MA 02108 (617) 624-8408 (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

John F. Rousseau, Jr.
Chief Operating Officer
Geneva Acquisition Corporation
One Boston Place
Suite 3630
Boston, MA 02108
(617) 624-8408
(617) 624-8416—Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William F. Griffin, Jr., Esq. Andrew D. Myers, Esq. Davis, Malm & D'Agostine, P.C. One Boston Place 37th Floor Boston, MA 02108 (617) 367-2500 (617) 523-6215—Facsimile	David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, September 29, 2006

PROSPECTUS

$60,000,000

GENEVA ACQUISITION CORPORATION

10,000,000 Units

        Geneva Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. However, we intend to focus our search on the healthcare sector. We do not have any specific business combination under consideration, and we have not had any preliminary discussions with any target business regarding a business combination.

        This is an initial public offering of our securities. Each unit that we are offering has a price of $6.00 and consists of one share of our common stock and two warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and            , 2007 [one year from date of this prospectus] and will expire on            , 2010 [four years from the date of this prospectus] or earlier upon redemption.

        We have granted Ladenburg Thalmann & Co. Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ladenburg Thalmann & Co. Inc., for $100, as additional compensation, an option to purchase up to a total of 700,000 units at $8.50 per unit (142% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

        Certain of our initial stockholders have agreed to purchase an aggregate of 2,923,077 warrants at a price of $0.65 per warrant ($1,900,000 in the aggregate) in a private placement to occur simultaneously with the consummation of this offering. The terms of the warrants sold in the private placement will be identical to the warrants included in the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by the initial purchasers or their affiliates. The proceeds from the sale of the private placement warrants will be deposited into a trust account, described below, and will be distributed to our public stockholders in the event we are unable to complete a business combination. Neither the private placement warrants nor the shares underlying the private placement warrants may be sold, assigned or transferred until we consummate a business combination. The purchasers of the private placement warrants have agreed that they will not sell or transfer the private placement warrants until after we have completed a business combination. The private placement warrants will be placed in escrow and will not be released until 30 days after the completion of our initial business combination.

        There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange. Assuming our units are listed on the American Stock Exchange, the units will be listed under the symbol "GAC.U" on or promptly after the date of this prospectus. Assuming the units become listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols "GAC" and "GAC.WS", respectively. We cannot assure you, however, that any of such securities will be listed or will continue to be listed on the American Stock Exchange.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per Unit	$6.00	$0.435	$5.565
Total	$60,000,000	$4,350,000	$55,650,000
(1)
Of the underwriting discount and commissions, $1,350,000 ($0.135 per unit) is being deferred by the underwriters and will not be payable by us to them unless and until we complete a business combination.

        Of the net proceeds of this offering, after expenses, $56,300,000 (including the $1,350,000 of deferred underwriting discounts and commissions), plus the $1,900,000 we receive from the purchase of the private placement warrants, for an aggregate of $58,200,000 (or approximately $5.82 per unit sold in this offering), will be deposited in a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm commitment basis. Ladenburg Thalmann & Co. Inc., acting as the representative of the underwriters, expects to deliver our securities to investors in the offering on or about                        , 2006.

Ladenburg Thalmann & Co. Inc.	Ferris, Baker Watts Incorporated

The date of this prospectus is            , 2006

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	3
Summary Financial Data	12
Risk Factors	14
Forward Looking Statements	27
Use of Proceeds	28
Dilution	31
Capitalization	33
Management's Discussion and Analysis of Financial Condition and Results of Operations	34
Proposed Business	37
Management	52
Principal Stockholders	60
Certain Transactions	62
Description of Securities	64
Underwriting	69
Legal Matters	72
Experts	72
Where You Can Find Additional Information	72
Index to Financial Statements	F-1

i

Prospectus Summary

        This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Geneva Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

        We are a blank check company organized under the laws of the State of Delaware on June 2, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. No person or entity representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business. In searching for a target business, we do not intend to solicit proposals for an acquisition of a business outside of the healthcare sector. However, members of the financial community and other contacts may bring to our attention prospective acquisition candidates that operate outside of the healthcare sector, and we may seek a businesss combination with such a candidate if we believe it would be in our stockholders' best interests. We have no time frame or monetary amount that would trigger our consideration of a target business outside of the healthcare sector.

        We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. In addition, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. To date, our efforts have been limited to organizational activities and activities related to this offering.

        Our initial business combination must be with one or more target businesses whose combined fair market value is at least equal to 80% of our net assets (all of our assets, including the funds then held in the trust account less our liabilities) at the time of such acquisition. Our initial business combination may entail simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

        The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not had any contacts or discussions for any such fundraising arrangement.

        Our executive offices are located at One Boston Place, Suite 3630, Boston, Massachusetts 02108 and our telephone number is (617) 624-8408.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. The term "initial stockholder" as used in this prospectus refers to those persons who held shares of our common stock prior to the date of this prospectus and the term "initial shares" shall mean the shares of common stock issued prior to the date of this prospectus held by the initial stockholders. Furthermore, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to those persons who purchase the securities offered by this prospectus and any of our initial stockholders who purchase these securities either in this offering or afterwards provided that our initial stockholders' status as "public stockholders" shall only exist with respect to the securities so purchased. Unless the context indicates otherwise, certain numbers in this prospectus have been rounded and, therefore, are approximate. The term "private placement" refers to the private placement described herein, and the term "private placement warrants" refers to the warrants sold in the private placement.

The Offering

Securities offered	10,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. Inc. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities market and small capitalization companies in general, and the trading pattern of, and demand for our securities in particular). In no event will Ladenburg Thalmann & Co. Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly following the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating whether Ladenburg Thalmann & Co. Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Securities to be sold privately
Certain of our initial stockholders will purchase from us an aggregate of 2,923,077 warrants at $0.65 per warrant in a private placement to occur simultaneously with the consummation of this offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the private placement warrants will not be sold or transferred by them or their affiliates until 30 days after we have completed a business combination. Accordingly, the private placement warrants will be placed in escrow and will not be released until 30 days after the completion of a business combination. The purchase price for the private placement warrants will be paid in cash by our initial stockholders and deposited in the trust account, described below.

Common Stock:
Number outstanding before this offering	2,500,000
Number to be outstanding after this offering	12,500,000
Warrants:
Number outstanding before this offering and the private placement	None
Number to be outstanding after this offering and the private placement	22,923,077 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business; or
• , 2007 [one year following the effective date]
The warrants will expire at 5:00 p.m., New York City time, on , 2010 [four years following the effective date] or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (which would include any of the private placement warrants and any outstanding warrants issued upon the exercise of the unit purchase option issued to Ladenburg Thalmann & Co. Inc.):
• in whole and not in part;
• at a price of $.01 per warrant;
• at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current);
• upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established our redemption criteria to provide warrant holders with a premium to the initial warrant exercise price as well as to provide what we believe is a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we may call the warrants and each warrant holder will be entitled to exercise his or her warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

If we call our warrants for redemption, the initial stockholders who participated in the private placement would still be entitled to exercise the private placement warrants on a cashless basis. Because of the initial stockholders' affiliation with our management, a conflict of interest may exist in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise. We do not need to obtain the consent of Ladenburg Thalmann & Co. Inc. prior to calling the warrants for redemption.
Proposed American Stock Exchange symbols for our	Units: "GAC.U"
Common Stock: "GAC"
Warrants: "GAC.WS"
Offering proceeds to be held in trust	$56,300,000 of the net proceeds of this offering, plus $1,900,000 of the proceeds from the private placement (for an aggregate of $58,200,000 or approximately $5.82 per unit sold to the public in this offering) will be placed in a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,350,000 of underwriting discounts and commissions payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,600,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).

None of the warrants may be exercised until after the consummation of a business combination and after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction) other than:
• repayment of a $75,000 non-interest bearing loan made by Danbury Management Company, LLC, an affiliate of certain of our initial stockholders, prior to the consummation of this offering;
• payment of $7,500 per month to NEGF Advisory Company Inc., an affiliate of Mr. Rousseau, our Chief Operating Officer, and Dr. Snape, a director, for office space and related services; and
• reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.
Insiders will also receive a benefit of being able to exercise the private placement warrants on a cashless basis in the event of a redemption by us, as described above.
Amended and Restated Certificate of Incorporation	As discussed below, there are specific provisions in our Amended and Restated Certificate of Incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our Amended and Restated Certificate of Incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article VI of our Amended and Restated Certificate of Incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our Amended and Restated Certificate of Incorporation also provides that we will continue in existence only until , 2008 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102 (b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would require our board of directors and stockholders to formally vote to approve our dissolution and liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. The approval of the proposal to amend our Amended and Restated Certificate of Incorporation to extend our corporate life would require the affirmative vote of a majority of our outstanding shares of common stock. In the event that stockholders do not by majority vote approve both a business combination and our amendment to extend our corporate life, we will have to search for a new business combination prior to the termination of our corporate life and seek another stockholder vote in favor of both the new business combination and the extension of our corporate life. If we are not able to obtain a vote in favor of both propositions on or prior to , 2008 [twenty-four months from the date of this prospectus] our corporate life will terminate on that date and we will liquidate. We view this provision terminating our corporate life by , 2008 [twenty-four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the stockholder approval for consummation of a business combination.

Public stockholders must approve business combination	Pursuant to our Amended and Restated Certificate of Incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our Amended and Restated Certificate of Incorporation. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) a majority of our stockholders vote in favor of the amendment to extend our corporate life as described above and (iii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which the business combination will go forward even if 19.99% of the public stockholders exercise their conversion rights.
Conversion rights for public stockholders	Public stockholders voting against a business combination will be entitled to convert their shares of common stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account but less the interest that will be released to us as described above to fund our working capital requirements and pay our tax obligations, if the business combination is approved and consummated. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our Amended and Restated Certificate of Incorporation. Voting against a business combination does not automatically trigger the conversion right. Public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold. Our initial stockholders will not have any such conversion rights with respect to any shares they own, whether such shares were acquired before, during, or after this offering.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.18 of proceeds from the sale of the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $5.82 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price per share.
Liquidation if no business combination	As described above, if we have not consummated a business combination by , 2008 [twenty-four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest that has not been disbursed to us to pay our working capital expenses and taxes) plus any remaining net assets. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent ten years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engage to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will all execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. Certain of our initial officers and directors have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that our initial officers and directors will be able to satisfy those obligations even if they are required to do so. As a result, we cannot assure you that the per share distribution from the trust fund, if we liquidate, will not be less than $5.82.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.82 per share.
We anticipate the distribution of funds from the trust account to the public stockholders will occur within ten business days of , 2008 [twenty-four months from the date of this prospectus]. Our initial stockholders have agreed to waive any right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering, including the shares underlying the warrants purchased in the private placement; however, they may participate in any liquidation distribution with respect to any shares of common stock issued in this offering, which they acquire in connection with or following this offering. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. We will pay the costs of liquidation from our remaining assets outside the trust account. If such funds are insufficient, our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.
Escrow of initial stockholder shares
On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of a business combination. The shares will only be released prior to that date if we are forced to liquidate, in which case the shares would be cancelled and the certificates therefor destroyed, or if we were to consummate a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

In addition, on the date of this prospectus, the initial stockholders participating in the private placement will place the private placement warrants into a separate escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the private placement warrants will not be transferable during the escrow period and will not be released from escrow until 30 days after the completion of our business combination.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only (1) the backgrounds of our management team in private equity and mergers and acquisitions, which are described in the section entitled "Management" appearing elsewhere in this prospectus and (2) the nature of our proposed business, which is described in the section entitled "Proposed Business" appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 14 of this prospectus.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 16, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(15,000)	$56,920,000
Total assets	135,000	56,920,000
Total liabilities	115,000	—
Value of common stock which may be converted to cash (2)	—	11,364,315
Stockholders' equity	20,000	45,555,685

(1)
Includes the $1,900,000 we will receive from the private placement.

(2)
If the business combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to redeem their stock for approximately $5.82 per share, which amount represents approximately $5.685 per share consisting of the net proceeds of the offering and proceeds from the private placement, and $0.135 per share representing the deferred portion of the underwriting discount and commissions that the underwriters have agreed to deposit into the trust account and forfeit on a pro rata basis to pay redeeming stockholders.

        Working capital (deficiency) excludes $35,000 of costs related to this offering that were incurred prior to June 16, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" column.

        The "as adjusted" information gives effect to the sale of the units we are offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

        The "as adjusted" working capital and total asset amounts include the $56,850,000 being held in the trust account, which amount will be available to us only in connection with the consummation of a business combination within the time period described in this prospectus, but do not include the $1,350,000 being held in trust that represents the deferred portion of the underwriters' discounts and commissions. If a business combination is not consummated, we will be dissolved and the trust account, and all interest accrued thereon, less (i) up to $1,600,000 released to us for our working capital requirements and (ii) amounts required to pay income or other tax obligations, will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, if public stockholders owning a majority of the shares sold in this offering approve a business combination, we may effect a business combination even if public stockholders owning 19.99% of the shares sold in this offering exercise their conversion rights. If stockholders owning 19.99% of shares sold in this offering exercise their conversion rights and we pursue and complete the business combination, we would be required to convert to cash 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per share conversion price of approximately $5.82 (or approximately $11,634,315), without taking into account interest earned on the trust account less amounts paid for working capital and tax obligations, if we choose to pursue the business combination and such business combination is completed. The difference between the aggregate amount that may be released from the trust to stockholders electing to convert their shares to cash, as stated in the previous sentence, and the value of common stock which may be converted to cash, as stated in the "as adjusted" column of the table above, is due to the deferred underwriting discounts and commissions, which are included in the trust account but are not included as part of our stockholders' equity. Under no circumstances will we structure a business combination in which less than 19.99% of the shares held by public stockholders would be eligible for conversion pursuant to a business combination that we elect to consummate. The actual per share conversion price will be equal to:

  •
  the amount in the trust account, including the deferred portion of the underwriting discounts and commissions and accrued interest not applied toward working capital or tax obligations, as described in this prospectus, as of two business days prior to the proposed consummation of the business combination; divided by

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  the number of shares of common stock sold in this offering.

Risk Factors

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks related to our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are forced to liquidate and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

        If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination.

If the interest from the net proceeds of this offering held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination and may be forced to liquidate.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates are accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from soliciting offers from other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a new target business.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

        Since August 2003, based upon publicly available information, approximately 67 similarly structured blank check companies have completed initial public offerings. Of these companies, only 9 companies have consummated a business combination, while 18 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 40 blank check companies with approximately $2.9 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries or geographies in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Furthermore, the fact that only 9 of such companies have completed a business combination and 18 have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately held target businesses may not be inclined to enter into business combinations with publicly traded blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

A decline in interest rates may reduce the funds available to us to fund our search for a target business or businesses, to pay our tax obligations and to complete our initial business combination.

        Of the net proceeds of this offering, only approximately $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate.

Since we have not yet selected a particular target business, we are unable to currently ascertain the merits or risks of the operations of any particular target business or the industry in which we may ultimately operate.

        While we intend to focus our search for target businesses in the healthcare sector, we may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. In addition, we have not yet selected or approached any prospective target business. Accordingly, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if the opportunity to do so were available, in a target business.

Our officers and directors will allocate their time to other businesses thereby causing potential conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative effect on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Although our executive officers expect to devote substantial time to our business, they are engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' or directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

A business we acquire may be subject to extensive government regulation and government or private insurance reimbursement policies, which could negatively impact our operations if we are successful in completing a business acquisition.

        Certain industries in which a target business we select may operate could be extensively regulated by the federal government and any states in which such business has operations. We cannot assess which laws and regulations may apply to a target business because we have not had any discussions with potential target businesses and do not know in which industry a potential target business may operate. The existence of government regulations that apply to a potential target business, or changes in such regulations, which are subject to occur, could create delays in bringing products or services to market, effect a target business' ability to grow into new markets, and impose costs that would affect profitability, among other things. In addition, the failure to properly comply with government regulations could subject a target business to fines and penalties.

        A target business in the healthcare sector may be subject to Medicaid and Medicare reimbursement policies, and reimbursement policies of private insurers. To the extent a target business's revenues are dependent on reimbursement from Medicare or Medicare programs or from private insurers, we would be subject to additional risks inherent with reliance on reimbursement from these sources. These risks include the possible inability to fully recover charges for the products or services a target business sells or provides, costs of compliance with government and private reimbursement policies, and possible delays in obtaining reimbursement, all of which could materially and adversely affect a target business's cash flow and profitability.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

        We may effect a business combination with a company located outside of the United States. If we do, we would be subject to any special considerations or risks associated with companies operating in the target business's home jurisdiction, including any of the following:

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  rules and regulations or currency conversion or corporate withholding taxes on individuals;

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  tariffs and trade barriers;

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  regulations related to customs and import/export mattes;

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  longer payment cycles;

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  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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  currency fluctuations;

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  challenges in collecting accounts receivable;

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  cultural and language differences; and

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  employment regulations.

        We cannot assure you that we would be able to adequately address these additional risks. If we were unable adequately to address these additional risks, our business operation might suffer.

We may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate.

        We must complete a business combination with a fair market value as determined in the reasonable discretion of our board of directors of at least 80% of our net assets at the time of acquisition within 24 months from the date of this prospectus. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination.

Our board of directors may not accurately determine the fair market value of a targeted acquisition, and as a result we may pay more than what the target business is actually worth.

        Fair market value of the target company will be determined in the reasonable discretion of our board of directors. Our board of directors may, but is not required to, obtain an opinion from an investment banking firm or other valuation expert to confirm its determination of fair market value. If our board of directors, or any investment banking firm or other expert upon whose opinion our board may rely, overestimates the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that we have not yet identified, we may be deemed to be a "blank check" company under the United States securities laws. However, we believe that we are exempt from rules adopted by the SEC to protect investors of blank check companies, such as Rule 419 under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders would be less than $5.82 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that, they will execute such agreements, nor is there any guarantee that even if such third parties execute such agreements, that they will not seek recourse against us. A court could also conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims that would take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. McGrath, Rousseau, Hancock, Zaic, Pica and Dr. Snape have agreed to indemnify us against any claims by any vendor, prospective target business or other entity that is owed money from us for services rendered or products sold to us that would reduce the amount of the funds in the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in, or to any moneys held in, the trust fund, we believe the likelihood of such officers and directors having any obligation to indemnify us is minimal. Notwithstanding the foregoing, we have questioned such officers and directors concerning their financial information. Based on the foregoing, we believe that such individuals have funds sufficient to satisfy their obligations, but cannot assure you that they will be able to satisfy those obligations in all instances. Moreover, we cannot assure you that the indemnification agreements with these individuals will cover all possible claims against the Company. Therefore, there may be claims for which no indemnification is available. Accordingly, we cannot assure you that the per share distribution from the trust fund, if we liquidate, will not be less than $5.82 due to such claims.

        In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.82 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our Amended and Restated Certificate of Incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent ten years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could also seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                , 2008 [twenty-four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or as having acted in bad faith, and thereby exposing itself and the Company to damage claims, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us or our stockholders for these reasons.

We may issue shares of our capital stock to complete a business combination which would reduce the equity interest of our stockholders and could likely cause a change in control of our ownership.

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 60,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters' over-allotment option), there will be 22,476,923 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if the preferred stock is issued with rights senior to those afforded to our common stock;

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  could likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

Under Delaware law, the requirements and restrictions relating to this offering contained in our Amended and Restated Certificate of Incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation provides, among other things, that:

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  prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, (ii) a majority of our stockholders vote in favor of the amendment to extend our corporate life described above, and (iii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering both vote against the business combination and exercise their conversion rights;

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  if our initial business combination is approved and consummated, public stockholders who voted both against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

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  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and will distribute to all of our public stockholders their pro rata share of the trust account; and

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  we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

        Our Amended and Restated Certificate of Incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

We may issue debt securities to effect a business combination, which could subject us to risks associated with debtors.

        We may issue indebtedness in connection with a business combination. If we issue debt securities, it could result in:

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  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to service our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

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  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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  limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

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  other disadvantages compared to our competitors who have less debt.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise such stockholder's conversion rights to receive a pro rata portion of the trust account. Accordingly, if a business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund the business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or the business combination may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive business combination available to us.

Our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of any target business.

        Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. Upon consummation of a business combination, the role of our key personnel in the target business cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, they are not currently obligated to do so. The nature of the acquired business may determine whether a member of current management stays with the combined company. It is possible that members of our current management will not serve as executive officers following a business combination but may continue to serve as directors or consultants, which may result in a conflict of interest.

        We will attempt to retain the management of the target business or we will recruit new management team members to join the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may not have significant experience or knowledge of the industry of a target business.

        We cannot assure you that our officers and directors will have experience or significant knowledge relating to the business of any target company that operates outside of the healthcare sector. We would likely seek the assistance of third parties to evaluate such a potential target business. However, we may not adequately evaluate all the potential risks of acquiring such target business. As a result, it may not be the most favorable business combination that we could consummate.

Some of our officers and directors are currently, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Some of our officers and directors are currently affiliated with private equity firms, publicly traded companies and other organizations that seek to invest in or acquire middle market companies. In addition, although none of our officers or directors is currently affiliated with other publicly traded blank check companies, they may in the future become so affiliated. Furthermore, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if (1) the corporation could financially undertake the opportunity; (2) the opportunity is within the corporation's line of business; and (3) it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation. To the extent one of our officers or directors has a conflict of interest with respect to a specific business opportunity, he must make prompt, full and complete disclosure of the relevant facts to both parties, and must recuse himself from voting on the matter. In any such case, we will appoint a special committee of disinterested directors to evaluate and vote upon the business combination.

All of our officers and directors directly or indirectly own shares of our common stock that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our officers and directors directly or indirectly own stock in our company but do not have a right with respect to those shares of common stock acquired by them prior to this offering to receive distributions upon our liquidation. In addition, certain of our initial stockholders have agreed to purchase an aggregate of 2,923,077 warrants in the private placement for an aggregate purchase price of $1,900,000. The shares of common stock acquired by our officers and directors prior to this offering, as well as any warrants owned by our officers and directors, will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination within the required time frame. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

It is probable that we will only be able to complete one business combination, which will cause us to risk being solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering and the private placement will provide us with approximately $56,850,000 in cash, after payment of underwriting fees and commissions and other offering expenses, that we may use to complete a business combination (subject to possible reduction resulting from stockholders electing to convert their shares to cash). Our initial business combination must be with a business with a fair market value (as determined in the reasonable discretion of our board of directors) of at least 80% of our net assets at the time of such acquisition (not including the underwriters' deferred underwriting discounts and commissions). Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business; or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

You have limited ability to evaluate our officers' or directors' ability to manage a publicly traded company formed with a business purpose similar to ours.

        Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire an operating business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate a business combination for a publicly traded company organized for such a purpose.

Because of our limited resources, certain restrictions in our Amended and Restated Certificate of Incorporation, and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, private equity firms, leverage buyout funds, operating businesses and financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination, each of which may place us at a competitive disadvantage in negotiating a business combination.

If additional financing is required, we may be unable to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on favorable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

The American Stock Exchange may decline to list or may in the future delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Our listing application has not yet been approved by the American Stock Exchange and we cannot assure you that our securities will be listed or, if listed, will continue to be listed on the American Stock Exchange in the future. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

  •
  reduced liquidity with respect to our securities;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  limited amount of news and analyst coverage for our company; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

        In the event that our securities are not listed on the American Stock Exchange, we anticipate that our units, common stock and warrants will be quoted on the OTC Bulletin Board, but we cannot assure that our securities will be so quoted, or, if quoted, will continue to be quoted.

Our initial stockholders, including our officers and directors, control a substantial interest in us and this may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering. None of our initial stockholders, officers and directors has indicated to us that they intend to purchase our securities in the offering. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their initial shares, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. However, our initial stockholders will have substantial influence over other matters that may be voted upon by the stockholders, such as the election of directors.

Risks related to this offering

Our initial stockholders paid an aggregate of $25,000, or $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.7% or $1.66 per share (the difference between the pro forma net tangible book value per share of $4.34 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination using our common stock as consideration.

        In connection with this offering, as part of the units and the private placement, we will be issuing warrants to purchase 22,923,077 shares of common stock. In addition, we have agreed to sell to Ladenburg Thalmann & Co. Inc., an option to purchase up to a total of 700,000 units, which, if exercised, will result in the issuance of warrants to purchase an additional 1,400,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination. Accordingly, our warrants and the option granted Ladenburg Thalmann & Co. Inc. may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and the option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent the warrants and the option are exercised, you may experience dilution to your holdings.

Holders of warrants are not be entitled to any consideration in the event we are unable to maintain an effective registration statement with respect to the shares issuable upon exercise of the warrants.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we fail to register the shares of common stock underlying the warrants and register such shares or have them qualified for an exemption under the securities laws of the state of residence of the holder of the warrants, holders of warrants will not be entitled to exercise the warrants and as a result, the warrants may be deprived of any value and the market for the warrants may be limited. In such a circumstance, we are not obligated to pay cash or other consideration to the holders of the warrants and the warrants could become, and later expire, worthless. Warrants held by the public stockholders are identical to the private placement warrants, except that the private placement warrants are subject to lock-up agreements and a cashless exercise provision in the event of a redemption by us.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our initial stockholders are entitled to demand that we register the resale of their initial shares of common stock at any time after the date on which their shares are released from escrow and to demand registration of the 2,923,077 private placement warrants and shares of common stock underlying the private placement warrants if we are able to effect a business combination. If these individuals exercise their registration rights with respect to all of such shares of common stock, then there will be an additional 5,423,077 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        Activities of companies engaged primarily in investing, reinvesting, owning, holding and trading in securities, and whose own securities are offered to the investing public, are subject to certain statutory prohibitions and to regulation by the Securities and Exchange Commission under the Investment Company Act of 1940.

        If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that make it difficult for us to complete a business combination, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure;

  •
  reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

  •
  complying with other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" (within the meaning of the Investment Company Act of 1940) with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not accounted for.

Forward Looking Statements

        This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "would," "could," "plan," "will," "may," "intend," "estimate," "potential," "continue" or similar expressions or the negative of these terms are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

        The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

        Our forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

        We have agreed to bear all fees, disbursements and expenses in connection with this offering. We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised
Gross proceeds
Offering	$60,000,000		$69,000,000
Private placement	1,900,000		1,900,000

Total gross proceeds	$61,900,000		$70,900,000

Offering expenses(1)
Underwriting discount (7.25% of gross proceeds, of which 5.0% is payable at closing and 2.25% is payable upon consummation of a business combination)	$3,000,000	(2)	$3,450,000 (2)
Legal fees and expenses(1)	350,000		350,000
Miscellaneous expenses	73,731		73,731
Printing and engraving expenses	60,000		60,000
Accounting fees and expenses	40,000		40,000
SEC registration fee(1)	21,074		21,074
NASD registration fee(1)	20,195		20,195
American Stock Exchange listing fee(1)	85,000		85,000

Net proceeds before payment of the underwriters' deferred underwriting discounts:
Held in trust	$58,200,000		$66,750,000
Not held in trust	50,000		50,000

Total net proceeds	$58,250,000		$66,800,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust fund(3)
Payment of administrative fee to NEGF Advisory Company Inc. ($7,500 per month for 24 months)	$180,000		(10.9)%
Legal, accounting and other third-party expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	500,000		(30.3)%
Identifying a prospective target businesses	360,000		(21.8)%
Legal and accounting fees relating to SEC reporting obligations	100,000		(6.1)%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	510,000		(30.9)%

Total	$1,650,000		(100.0)%

(1)
Approximately $75,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from Danbury Management Company, LLC. These funds will be repaid out of the proceeds of this offering available to us.

(2)
For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,350,000, or $1,552,500 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)
The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the over-allotment is exercised. In addition, $1,600,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

        In addition to the offering of units by this prospectus, certain of our initial stockholders have agreed to purchase 2,923,077 of the private placement warrants for an aggregate purchase price of $1,900,000 in cash, which amount will be paid by our initial stockholders and deposited in the trust account. The investment from each initial stockholder participating in the private placement constitutes "at risk" capital from each stockholder for his or its own account. These purchases will take place on a private placement basis occurring simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase or sale of the private placement warrants. All of the proceeds we receive from the private placement will be placed in the trust fund described below.

        $56,300,000, or $64,850,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $1,900,000 we will receive from the sale of the private placement warrants, will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. This amount includes $1,350,000 of underwriting discounts and commissions payable to the underwriters in this offering (or $1,552,500 if the underwriter's over-allotment option is exercised in full). The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,600,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. In addition to funding the acquisition of a target business, we may use a portion of the funds released from the trust account to pay expenses related to the business combination, including professional fees, finder's fees, and vendor and service provider costs, as well as operating expenses. A portion of the funds released from the trust account may also be used to provide working capital to, or to pay indebtedness or other liabilities of, the target business.

        The payment to NEGF Advisory Company Inc. an affiliate of two of our initial stockholders, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by NEGF Advisory Company Inc. for our benefit and is not intended to provide our initial stockholders compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Boston, Massachusetts metropolitan area, that the fee charged by NEGF Advisory Company Inc. is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder's, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to "Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination," "Identification of a prospective target business" and "Working capital to cover miscellaneous expenses, D&O insurance and reserves." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $50,000. In addition, interest earned on the funds held in the trust account, up to $1,600,000, will be released to us to fund our working capital requirements when and if such funds are needed. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay certain tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business or to use as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from soliciting competing proposals from other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.

        To the extent we are unable to consummate a business combination, we will pay the costs of dissolution from our remaining assets outside of the trust account. If such funds are insufficient, our initial stockholders have agreed to advance us the funds necessary to complete such dissolution (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

        Danbury Management Company, LLC advanced to us a total of $75,000 which was or will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the earlier of May 31, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

        We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dilution

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At June 16, 2006, our net tangible book value was a deficiency of $15,000, or approximately ($0.01) per share of common stock. After giving effect to the private placement and the sale of 10,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 16, 2006 (determined as described below) would have been $45,555,685 or approximately $4.34 per share, representing an immediate increase in net tangible book value of approximately $4.35 per share to the initial stockholders and an immediate dilution of $1.66 per share or 27.7% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $11,364,315 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering. Under no circumstances will we structure a business combination in which less than 19.99% of the shares held by public stockholders would be eligible for conversion pursuant to a business combination that we elect to consummate.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units and the private placement warrants:

Public offering price		$6.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors and private sales	$4.35

Pro forma net tangible book value after this offering		4.34

Dilution to new investors		$1.66

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	2,500,000	20.0%	$25,000	0.04%	$0.01
Private placement	0	0.0%	1,900,000	3.07%	—
New investors	10,000,000	80.0%	60,000,000	96.89%	6.00

	12,500,000	100.0%	$61,925,000	100.00%

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(15,000)
Proceeds from this offering and the private placement	56,900,000
Add back: offering costs paid or accrued and excluded from net tangible book value before this offering	35,000
Less: Proceeds held in trust subject to conversion to cash	(11,364,315)

$45,555,685

Denominator:
Shares of common stock outstanding prior to this offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,000)

10,501,000

Capitalization

        The following table sets forth our capitalization as at June 16, 2006, and as adjusted to give effect to the sale of our units and the private placement and the application of the estimated net proceeds derived therefrom:

	June 16, 2006
	Actual	As Adjusted(1)
Notes and advances payable to stockholders	$95,000	$

Total debt	95,000

Common stock, $0.0001 par value, -0- and 1,999,000 shares which are subject to possible conversion to cash, shares at conversion value(2)	—		11,364,315

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—		—

Common stock, $0.0001 par value, 60,000,000 shares authorized; 2,500,000 shares issued and outstanding and 10,501,000 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion to cash), as adjusted	250		1,050
Additional paid-in capital	24,750		45,559,635
Deficit accumulated during the development stage	(5,000)		(5,000)

Total stockholders' equity	20,000		45,555,685

Total capitalization	$115,000		$56,920,000

(1)
As adjusted capitalization gives effect to our obligation to pay the underwriters the $1,350,000 deferred underwriting discount and commissions upon the consummation of a business combination.

(2)
If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon that is not applied toward working capital or taxes, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering. Under no circumstances will we structure a business combination in which less than 19.99% of the shares held by public stockholders would be eligible for conversion pursuant to a business combination that we elect to consummate.

Management's Discussion and Analysis
of Financial Condition and Results of Operations

        The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

        We are a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        We estimate that the net proceeds from the private placement and the sale of the units, after deducting offering expenses of approximately $650,000 and underwriting discounts and expenses of approximately $4,350,000 will be approximately $56,900,000, or $65,247,500 if the underwriters' over-allotment option is exercised in full. This amount will be held in trust, except for $50,000 that will be immediately available to us outside of the trust account. In addition to funding the acquisition of a target business, we may use a portion of the funds released from the trust account to pay expenses related to the business combination, including professional fees, finder's fees, and vendor and service provider costs, as well as operating expenses. A portion of the funds released from the trust account may also be used to provide working capital to or to pay indebtedness or other liabilities of the target business. In addition, $1,350,000 of the proceeds attributable to underwriting discount and commissions ($1,552,500 if the underwriters' over-allotment is exercised in full) will be held in the trust account and will only be paid to the underwriters upon the consummation of a business combination, or to the public stockholders upon a liquidation if we are unable to consummate a business combination within the time period described in this prospectus. We will use substantially all of the working capital funded from interest earned on the amount held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, and exclusive of the expenses related to this offering, we anticipate we will incur expenses of approximately:

  •
  $360,000 to identify and review potential targets for business combinations, including fees that may be paid to third parties;

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  $500,000 for legal, accounting and other third-party expenses attendant to the due diligence investigations once a potential target for a business combination is identified and to structuring and negotiating of a business combination;

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  $180,000 for the administrative fee payable to NEGF Advisory Company Inc., LLC ($7,500 per month for 24 months);

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  $100,000 for legal and accounting fees relating to our SEC reporting obligations; and

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  $510,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $95,000 for director and officer liability insurance premiums.

        The amount of available proceeds is based on management's estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Nevertheless, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

        We are obligated, commencing on the date of this prospectus, to pay to NEGF Advisory Company Inc., an affiliate of two of our initial stockholders, a monthly fee of $7,500 for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts. We believe, based on rents and fees for similar services in the Boston metropolitan area, that the fee charged by NEGF Advisory Company, Inc. is at least as favorable as we could have obtained from an unaffiliated third party.

        Danbury Management Company, LLC has advanced us $75,000, on a non-interest bearing basis, for payment of offering expenses on our behalf. The advances will be payable on the earlier of May 31,

2007 and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

        Certain initial stockholders have agreed to purchase 2,923,077 warrants at $0.65 per warrant (for an aggregate purchase price of $1,900,000) from us. These purchases will take place on a private placement basis occurring simultaneously with the consummation of this offering. The initial stockholders will pay cash for the private placement warrants and the $1,900,000 in proceeds will be placed in the trust account.

        We have agreed to sell to Ladenburg Thalmann & Co. Inc., for $100, an option to purchase up to a total of 700,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.50 per unit (142% of the price of the units sold in the offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus.

        The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,491,000, using an expected life of five years, volatility of 45.20% and a risk-free interest rate of 4.88%.

Proposed Business

Overview

        We are a blank check company incorporated in Delaware on June 2, 2006 to serve as a vehicle for the acquisition of an operating business. We are not currently considering or contemplating any specific acquisition transaction, and no person or entity representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business. We intend to focus our efforts on identifying a prospective target business that manufactures or distributes products or specialty materials to, or provides services within, the healthcare sector, as well as other sectors within the experience and competencies of our management team. However, as described below, we will not be limited to consummating a business combination within any particular sector or industry.

        In the healthcare area, for instance,

Products may include but are not limited to:

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  Medical devices used in cardiovascular, orthopedic, gynecological, urological, metabolic disease and neurovascular applications,

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  Medical devices used in drug delivery,

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  In vitro and in vivo diagnostic testing equipment and reagents,

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  Analytical instruments and related consumables used in drug development,

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  Imaging equipment and contrast agents,

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  Supplies and goods used or consumed in hospitals, nursing homes and home healthcare, and

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  Information technology applications;

Services may include but are not limited to:

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  Specialty clinics,

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  Rehabilitation centers,

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  Disease management companies,

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  Diagnostic and laboratory services,

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  Professional provider organizations,

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  Third party administrators,

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  Billing services and electronic medical record maintenance,

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  Imaging centers,

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  Private hospitals,

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  For-profit hospices,

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  Sterilization services for surgical instruments,

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  Health maintenance organizations, and

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  Home healthcare providers;

Specialty or advanced materials may include but are not limited to:

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  Biomaterials for the repair and replacement of tissue,

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  Metal alloys for implantable devices such as stents, catheters and injection ports,

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  Innovative contrast imaging agents,

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  Nanoparticles for drug delivery,

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  Specialty coatings,

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  Compounding and formulating ingredients and drugs, and

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  Plastic materials and synthetic resins.

        The examples identified above do not constitute an exhaustive list. In addition, we may consummate a business combination outside of the sectors in which management may have direct experience if we believe it would be in our stockholders' best interest. If we consummate a business combination outside of the specific areas of management's experience, we may hire and rely upon third party consultants to review or analyze the sector or industry in which a prospective target business operates as appropriate. Nonetheless, we intend to focus on the healthcare sector.

Competitive Strengths

        We believe that our company will succeed in consummating a business combination with a target business or businesses as a result of the following:

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  We are experienced transaction investors. Our management team members, including our officers and directors, have extensive experience in identifying and evaluating businesses, performing in-depth due diligence, negotiating with owners and management, structuring, financing and closing transactions in both the public and private markets.

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  We have extensive public and private equity mergers and acquisitions contacts. Our management team has significant experience and contacts in both public and private equity mergers and acquisitions. In addition, our management team has a network of business relationships with executives and board members of privately and publicly held companies. We believe that these contacts will provide our management team with acquisition candidates that may not yet be available to the broader market.

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  We have management operating experience. Our officers and directors have acquisition and operating experience in a variety of industries within the healthcare products and services, specialty materials and other manufacturing sectors. We believe that this experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities in these sectors. In addition, our officers and directors have provided management oversight and served on the boards of directors of both acquiring as well as acquired private and public companies. We believe this experience will also assist us in evaluating whether acquisition targets have the human and other resources necessary to compete successfully as publicly traded companies.

        Based upon the foregoing, we believe that as a well-financed public entity possessing broad investment, acquisition and operating expertise, we are well qualified to identify target companies and to complete a business combination.

Effecting a Business Combination

  General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares while avoiding undertaking a public offering itself. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

  We have not selected or approached any target business

        To date, we have not selected or approached any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. In addition, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

        Subject to the limitations that a target business have a fair market value as reasonably determined by our board of directors of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have substantial flexibility in identifying and selecting a prospective acquisition candidate.

        We intend to seek a business combination from among the following areas:

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  Privately-Held Companies. Owners of privately-held companies may seek to realize the value of their investments through a sale of their company to or merger with our public company.

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  Portfolio Companies of Private Equity Firms. Because most private equity funds must distribute their fund assets following a fixed term of years, they may seek realizations through the sale or business combination of their portfolio companies with us.

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  Corporate Restructurings. Corporate restructurings may present opportunities to acquire operating divisions or subsidiaries which no longer meet the selling corporation's strategic direction.

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  Fragmented Industries. Various industries are characterized by a large number of small to mid-size firms in which consolidation opportunities may arise.

        We believe that we are qualified to pursue these types of acquisition targets due in part to the factors identified above. We will seek target companies that have the opportunity for growth through market expansion and product development and that can potentially benefit from increased access to capital markets. We will seek companies with existing executive management teams that have demonstrated the ability to operate and profitably grow their business. Nevertheless, there is currently no reliable basis for investors in this offering to evaluate the possible merits or risks of the target business with which, or industry within which, we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, intermediaries, venture capital funds, private equity funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. Such individuals have a substantial network of business executives, brokers and other intermediaries, entrepreneurs, investment bankers, board members and advisors who may introduce us to potential opportunities. In no event, however, will any of our existing officers, directors or stockholders or any entity with which they are affiliated receive any finder's fee, consulting fee or other compensation from us or any third party, including the prospective target, for services rendered prior to or in connection with the consummation of a business combination by our company. Following a business combination our management may receive a fee for prospective services they may render to the target business, subject to the approval of a majority of the disinterested members of our board of directors. We expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth, and media coverage, should it develop. We may pay a finder's fee to any unaffiliated party that provides information regarding prospective targets to us. We anticipate that such fees, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination.

  Selection of a target business and structuring of a business combination

        Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for our focus on the healthcare sector, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. However, we also intend to generally focus on cash flow positive companies that have historically generated positive earnings before interest, taxes and depreciation and companies that have historically exhibited the ability to increase revenues over time. We are not limited by these areas of focus and may determine to consummate a business combination with a company not fitting these descriptions if we determine it would be in our stockholders' best interest. In searching for a target business, members of the financial community and other contacts may bring to our attention prospective acquisition candidates that operate outside of the healthcare sector that we may pursue if we believe it would be in our stockholders' best interests. We have no time frame or monetary amount that would trigger our consideration of a target business outside of the healthcare sector.

        In evaluating a prospective target business, our management will consider, among other factors, the following:

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  financial condition and results of operation;

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  cash flow potential;

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  growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  competitive position;

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  barriers to entry;

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  stage of development of the products, processes or services;

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  regulatory environment of the industry;

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  regulatory compliance of the target business;

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  security measures employed to protect technology, trademarks or trade secrets;

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  degree of current or potential market acceptance of the products, processes or services;

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  proprietary features and degree of intellectual property or other protection of the products, processes or services; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  Fair market value of target business

        The target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would likely only state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

  Probable lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. It is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

        If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

  Limited ability to evaluate the management of a target business

        Although we intend to closely evaluate the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life perpetually will be taken only in connection with a vote to approve a business combination and will take effect only if stockholders approve both the extension of our corporate life and the business combination.

        In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any initial shares, nor with respect to any shares of common stock that may be purchased by them in this offering or in the aftermarket. The actual per share conversion price will be equal to the amount in the trust account, inclusive of any interest not distributed to us for working capital or paid or accrued for taxes (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $5.82, or $0.18 less than the per unit offering price of $6.00. Investors in this offering who do not sell, or who receive less than an aggregate of $0.18 of proceeds from the sale of the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $5.82 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their effective purchase price per share.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward.

  Liquidation if no business combination

        Our Amended and Restated Certificate of Incorporation provides that we will continue in existence only until                        , 2008 [twenty-four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, under our Amended and Restated Certificate of Incorporation, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                        , 2008 [twenty-four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

        If we are unable to complete a business combination by                        , 2008 [twenty-four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets within ten business days after such date. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, our initial stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and will not seek repayment of such expenses.

        Without taking into account interest earned on the trust account after payments to us for working capital and amounts paid or accrued for taxes, the initial per-share liquidation price would be approximately $5.82, or $0.18 less than the per unit offering price of $6.00. As described below, the proceeds deposited in the trust account could, however, become subject to the claims of any bona fide creditor which would be prior to the claims of our public stockholders in the absence of a legally enforceable waiver agreement with such creditor, or valid defenses against such claims. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only claims likely to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we intend to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us are limited and the likelihood that any claim would result in any liability extending to the trust is remote. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, James E. McGrath, our President and a director, John F. Rousseau, Jr., our Chief Operating Officer and a director, Edwin Snape, a director, Gregory F. Zaic, our Treasurer, Vincent T. Pica II, our Chairman of the Board, and Thomas E. Hancock, our Vice President of Business Development, have agreed to indemnify us from claims by a vendor that would reduce the amount of funds held in trust. However, we cannot assure you that the waiver agreements we intend to sign with potential target businesses and third party venders will be legally enforceable in all circumstances, or that Messrs. McGrath, Rousseau, Snape, Zaic, Pica and Hancock will be able to satisfy their indemnity obligations in all instances. As a result, we cannot assure you that the actual per share liquidation price will not be less than $5.82, plus interest, due to claims of creditors.

        In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or a trustee or receiver is appointed pursuant to applicable Delaware law, the proceeds held in the trust fund could be subject to applicable bankruptcy law or equitable claims filed in Delaware Chancery Court, and may be subject to the claims of third parties with priority over the claims of our stockholders. To the extent any such bankruptcy or equitable claims deplete the trust fund, we cannot assure you we will be able to return to our stockholders at least $5.82 per share.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. In no event will we distribute funds to our existing stockholders on account of their private placement warrants, or to the public warrant holders on account of the public warrants, in the event of our liquidation if we are unable to complete a business combination within the time frame described in our Amended and Restated Certificate of Incorporation.

        Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public shareholders. Our Board of Directors will reserve funds from the $1,650,000 available for our working capital to provide for creditor claims in the event of our liquidation, pursuant to their obligations under Delaware General Corporation Law. As discussed above, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we intend to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we cannot guaranty that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. In addition, a court could conclude that such agreements are not legally enforceable. We believe that such possibilities are remote and, accordingly, that any necessary provision for creditors will be minimal and will not have a significant impact on our ability to distribute funds from the trust account to our stockholders. Nevertheless, we cannot assure you of this and as a result the per share distribution could be less than $5.82.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.82 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Futhermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                2008 [twenty-four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Futhermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or as having acted in bad faith, and thereby exposing itself and the Company to damage claims by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately            blank check companies that have completed initial public offerings in the United States with more than $                        billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

  •
  our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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  our outstanding warrants and the underwriters purchase option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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  our limited ability to fund a no shop fee may place us at a disadvantage vis a vis a private equity or buy-out firm that may not be subject to our working capital restrictions.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our executive offices at One Boston Place, Suite 3630, Boston, Massachusetts 02108. NEGF Advisory Company Inc. has agreed to provide us with certain limited administrative, technology and secretarial services under a lease and services agreement, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and NEGF Advisory Company Inc. The cost for the foregoing services to be provided to us by NEGF Advisory Company Inc. is $7,500 per month. We believe, based on rents and fees for similar services in the Boston, Massachusetts area, that the fee charged by NEGF Advisory Company Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We have four executive officers. Our executive officers are not obligated to devote any specific number of hours to our matters. Although Messrs. McGrath, Rousseau, Zaic and Hancock intend to devote a substantial amount of time to the search for and due diligence of a target acquisition, the amount of time they or any of our officers will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

        We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic Reporting and Audited Financial Statements

        We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. Additionally, our management will seek to ensure that the target company is compliant, on a timely basis, with the Sarbanes-Oxley Act of 2002. While the foregoing may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter has not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms of a Rule 419 Offering
Escrow of offering proceeds	$58,200,000 of the net offering proceeds (including from the sale of the private placement warrants) will be deposited into a trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee.	$49,500,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $58,200,000 of net offering proceeds (including from the sale of the private placement warrants) held in trust will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and money market funds meeting certain conditions of Rule 2a-7 under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular) provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Ladenburg Thalmann & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	Pursuant to our Amended and Restated Certificate of Incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will dissolve and liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest on Funds
	Up to $1,600,000 plus any amounts that we may need to pay our tax obligations, may be released to us from the interest earned on the trust account to fund expenses related to investigating and selecting a target business and our other working capital requirements.	Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.
Release of funds
	Except for funds released to us from the interest earned on the trust account balance as described above, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Management

Directors and Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
James E. McGrath	51	President and Director
John F. Rousseau, Jr.	63	Chief Operating Officer and Director
Gregory F. Zaic	58	Treasurer
Thomas E. Hancock	44	Vice President of Business Development and Secretary
Vincent T. Pica II	53	Chairman of the Board of Directors
Sidney Braginsky	69	Director
Hardwick Simmons	66	Director
Edwin Snape	66	Director

        James E. McGrath has been our President and a Director since our inception. Mr. McGrath has more than 25 years of experience in general management, acquisitions and financial investments. Since April 1989, he has been Chairman and Chief Executive Officer of Fairfax Capital Partners, Inc., a private investment firm. From 1997 to 2001, Mr. McGrath was Chairman of the Board of Xycom Automation, Inc., a privately held manufacturer of controllers and software used in factory floor automation. From 1992 to 1997, he was director of American Medical Response, Inc., a publicly traded company on the New York Stock Exchange which he co-founded and which acquired over 50 ambulance services in 27 states and which was sold to Laidlaw Industries in 1997 for approximately $1.4 billion. From 1993 to 1996, he was Chairman of the Board of Directors of Perceptron, Inc., a publicly traded manufacturer of laser-based sensors and image-processing systems where he had served on the Board of Directors since 1982. From 1987 to 1989, Mr. McGrath was a Managing Director of William E. Simon and Sons, Inc., a private merchant banking company. From 1981 to 1987, he was employed by EF Hutton & Company, Inc. where he served at various times as President of its venture capital subsidiary, head of the firm's merchant banking operation and as a corporate Senior Vice President. Mr. McGrath received a BA (cum laude) from Harvard College and an MBA from the Harvard Business School.

        John F. Rousseau, Jr. has been our Chief Operating Officer and a director since our inception. Mr. Rousseau has over 30 years of experience in private equity investing, company management and legal practice. Since 1992, he has been a principal and managing general partner of New England Partners, a diversified private equity firm which he co-founded. Mr. Rousseau has been responsible with other partners in the firm for raising pools of capital and for identifying and structuring investments in, and acquisitions and divestitures of, a variety of operating companies. During this period, Mr. Rousseau has also served as an officer and owner of NEGF Advisory Company, Inc., a management company affiliated with New England Partners. In 1997, he initiated and has co-managed the New England Partners healthcare investment program, and in January 2004 he co-founded and has been a general partner with Nexus Medical Partners, an affiliated medical technology private equity fund. At New England Partners, Mr. Rousseau has led investments in sixteen healthcare companies focused in the fields of medical devices, biotechnology, diagnostics, medical instruments and healthcare services. Since October 2002, he has served on the board of New England Partners portfolio company Minrad International, Inc., a publicly traded company on the American Stock Exchange developing and manufacturing products utilized in interventional pain management and laser-driven image guidance. Previously, from 1987 to 1991 Mr. Rousseau was Senior Vice President, Manager-East Coast of Homart Development Company, Inc. (the commercial real estate development subsidiary of Sears Roebuck & Co). From 1984 to 1987, he was Senior Vice President-New England Regional Manager of Spaulding & Slye Company, Inc., a commercial real estate development firm. For the previous fifteen years, he practiced law and was a Senior Partner at the Boston-based law firm of Hale and Dorr. Mr. Rousseau received a BA from Amherst College and a JD from Columbia Law School.

        Gregory F. Zaic has been our Treasurer since our inception. Mr. Zaic has over 35 years of investment, operating management and business development experience in the medical technology and advanced packaging materials sectors. Since July 2004, he has been a principal and general partner of Nexus Medical Partners, a private equity firm specializing in medical technology investments. Prior to joining Nexus, from 1987 to September 2003, Mr. Zaic was a general partner of Prince Ventures, an independent, medically focused, venture capital partnership. Since 1997, he has served on the board of directors of Xylos Corporation, a manufacturer of biosynthetic materials and one of Prince Ventures' portfolio companies. From 1984 to 1987, Mr. Zaic was Vice President and Special Limited Partner of the Vista Group, a group of diversified private equity funds. From 1983 to 1984, Mr. Zaic was Director, New Products and Ventures for Cambridge Research and Development Group, a boutique incubator of new technologies/products. From 1979 to 1983, he was an internal new business consultant for American Can Company (Greenwich, CT) specializing in the evaluation of new businesses and technologies connected with advanced specialty metal and plastic packaging materials. From 1972 to 1979, Mr. Zaic was employed at Baxter Laboratories, a leading medical device company, where he performed a number of financial and operational functions including running the Special Products division. His responsibilities included functions within manufacturing, product design, manufacturing engineering, marketing, materials management, and financial control. Mr. Zaic received a BS (magna cum laude) from Princeton University and was elected to Phi Beta Kappa, Tau Beta Pi and Sigma Xi academic and scientific honorary societies. He also received an MS in mechanical engineering and an MS in management, both from the Massachusetts Institute of Technology.

        Thomas E. Hancock has been our Secretary and Vice President of Business Development since our inception. Mr. Hancock has over 17 years of experience in private equity investing, public security analysis and research/general management experience. Since November 2002, he has been a principal of New England Partners. While at New England Partners, Mr. Hancock has been responsible primarily for investments in the healthcare sector, and in January 2004 he became a partner in Nexus Medical Partners, an affiliate fund specializing in medical technology investments. Since 2004, Mr. Hancock has been a director of two privately-held companies, Stheno, Inc. and A&G Pharmaceuticals, Inc. From 2000 to 2002, Mr. Hancock was a Managing Director and Senior Equity Analyst at U. S. Bancorp Piper Jaffray covering publicly-traded biopharmaceutical companies and drug discovery supplier companies. From 1999 to 2000, Mr. Hancock was Senior Analyst at Leerink Swann & Company, where he covered public biopharmaceutical companies. From 1996 to 1999, he was a Senior Research Associate at Nationsbanc Montgomery Securities and during 1995 he worked in the business development group at Genentech. From 1989 to 1994, he was a research scientist at Cor Therapeutics. Mr. Hancock received a BS and an MBA, both from the University of California, Berkeley. Mr. Hancock is the son-in-law of Dr. Snape.

        Vincent T. Pica, II has been a director since June 2006 and our Chairman of the Board since August 2006. Mr. Pica has more than 30 years of experience in mergers and acquisitions, investment banking, operations, and general management. He is currently the Chief Executive Officer of Neuwing, Inc. a private investment company he founded in May 2006. From January 2003 to April 2006, he was Chief Executive Officer of Longwing Inc., which was a real estate investment company financed by the Dubai Investment Group in the United Arab Emirates. From 1994 to 2000, he was Group President of Capital Finance at Prudential Securities, Inc., where he was responsible for venture capital, investment banking, mergers, and acquisitions, equity research, institutional trading, and syndicate operations. From April 2000 to April 2001, Mr. Pica served on the board of directors of Snickelways Interactive, Inc., a privately held internet-based marketing company. From 1990 to 1994, while employed by Prudential Securities, Inc., he was Executive Vice President of the Mortgage-and Asset-backed Capital Group. At various times when employed by Prudential Securities from 1986 to

2000, he also served as a member of the Operating Committee and as a member of the Board of Directors of Prudential Securities Group, Inc. From 1975 to 1986, Mr. Pica was employed by EF Hutton & Company, Inc., where he served at various times as Senior Vice President of MIS Operation, and as Director and Investment Committee member for its venture capital subsidiary. He received a BBA from Iona College and a MS in business Policy from Columbia University Graduate School of Business.

        Sidney Braginsky has served as a director since June 2006. From February 2003 to January 2006 he served as President and Chief Executive Officer of Ineedmd, Inc., a privately held company specializing in cardiology products. Since March 2000 he has served as Chairman of Atropos Technologies, LLC a spectroscopy company. Since September 2001, Mr. Braginsky has served as Chairman and CEO of Digilab, LLC, a spectroscopy and analytical device company. From March 2001 to September 2003, he served as President of Mediscience Technology Corp., a privately held designer and developer of diagnostic medical devices. Since January 2001, he has served as Chairman of DoubleD Venture Fund, LLC, a venture capital fund. From 1994 to January 2000, Mr. Braginsky served as President and Chief Operating Officer of Olympus America Inc., a leading producer of microscopes, automated blood and fluid chemistry analyzers, measuring research and industrial products and consumer products, which he joined in 1970. Since 1991, Mr. Braginsky has served as Chairman of the Board of City University of New York, Robert Chambers Laboratory. He also continues to serve as a Director of the following publicly traded companies: Noven Pharmaceutical Corp., Electro-Optical Systems Inc., and Diomed, Inc., and previously served on the Boards of Q-RNA and Versamed. In addition, he serves as Chairman of the International Standards Organization Technical Committee 172, which is responsible for the world standards of optical and electro-optical devices. Mr. Braginsky is a member of the Boards of Long Island High Tech Center; Stoneybrook University, School of Engineering; Long Island Museum of Science and Technology; and the Center for Technology Education, Hofstra University. Since 1999 he has served as Chairman of the Board, College of Business and Management, C.W. Post, Long Island University. Mr. Braginsky attended Queens College, City University of New York.

        Hardwick Simmons became a director in August 2006. From February 2001 until his retirement in May 2003, Mr. Simmons served as Chief Executive Officer of the Nasdaq Stock Market, Inc., where he also served as its Chairman from September 2001. From 1991 to January 2001, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated. Prior to joining Prudential, Mr. Simmons was President of the Private Client Group at Shearson Lehman Brothers, Inc. Mr. Simmons serves as a director of Lions Gate Entertainment Corp., a publicly traded entertainment company engaged in the production and distribution of feature films and television programming. Mr. Simmons is a member and former chairman of the Securities Industry Association, a former director of the Chicago Board Options Exchange, and a former president and current member of The Bond Club of New York, Inc. He is a Trustee of Woods Hole Oceanographic Institute and a Director of Raymond James Financial and the National Academy Foundation. Mr. Simmons graduated from Harvard University and received his M.B.A. from Harvard Business School. He served in the U.S. Marine Corps Reserve from 1960 until 1966.

        Edwin Snape has been a director since our inception. Dr. Snape has over 40 years of investment, operating management and technical development experience in the medical technology and advanced materials sectors. Since 1995, he has been a principal and general partner of New England Partners where he has primary responsibility for the firm's medical technology investment program. In January 2004, he co-founded and has been a general partner of Nexus Medical Partners, an affiliated fund specializing in medical technology investments. Since November 2002, he has served on the board of Memry Corporation, a publicly traded specialty materials company on the American Stock Exchange primarily serving the medical industry, and currently serves as Chairman. Since August 1999, he has served on the board of Deltex Medical Holdings Limited, a UK-based company listed on the London Stock Exchange involved in cardiac monitoring and since June 2003 has served as Vice Chairman. Since

January 2004, Dr. Snape has served as a director of Diomed Inc., a leading supplier of endovenous laser treatment of varicose veins listed on the American Stock Exchange. Prior to New England Partners, in 1982, Dr. Snape co-founded and through 1994, served as Managing General Partner of the Vista Group, a group of diversified private equity funds. He was primarily responsible for the Vista Group's specialty materials and medical technology investments. Prior to the Vista Group, from 1980 to 1981, he was a principal at Whitehead Associates and from 1978 to 1980, he was a principal at Inco (International Nickel) Securities Corporation where in both firms he was responsible for developing their venture capital investment programs covering a wide range of industries including manufacturing, factory automation, advanced materials and medical technology. In 1980 he founded and served as the first Chairman of the Liposome Company which was sold in 2000 for $722 million. Prior to his private equity experience, Dr. Snape founded and managed several companies in the specialty materials and medical technology fields. Dr. Snape received BS and PhD degrees in metallurgy from Leeds University, England and is a recipient of the AB Campbell Award and Hunt Silver Medal. Dr. Snape is the father-in-law of Mr. Hancock.

        Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Rousseau and Mr. Simmons, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Pica and Mr. Braginsky, will expire at the second annual meeting. The term of the third class of directors, consisting of Dr. Snape and Mr. McGrath, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually.

Special Advisor

        Thompson Dent became an advisor in August 2006. Since June 2004, Mr. Dent has been President and Chief Executive Officer of Med-Tel International Corporation, an owner and operator of twenty advanced diagnostic imaging centers in the United States and England. From December 1997 to July 2001, he co-founded and became Chief Executive Officer and Chairman of PhyCor, Incorporated, a publicly traded manager of independent practice associations of physicians. Mr. Dent currently serves as a director of Healthstream, Inc., a publicly traded company that provides internet content for training and education of healthcare professionals. Mr. Dent received his B.S. Degree in Business from Mississippi State University and a Masters Degree in Healthcare Administration from The George Washington University.

Director Independence

        Our board of directors has determined that Sidney Braginsky, Vincent T. Pica II, Hardwick Simmons and Edwin Snape are "independent directors" as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act.

Board Committees

        Our board of directors has an audit committee and has adopted a charter for this committee as well as a code of ethics that governs the conduct of our officers and employees.

  Audit Committee

        Upon completion of this offering, our audit committee will consist of Messrs. Snape, Pica and Braginsky. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the American Stock Exchange and the SEC. Each member of our audit committee will be financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Pica and Mr. Braginsky each qualify as an audit committee financial expert, as such term is defined by SEC rules.

        The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Nominating Committee

        We have established a nominating committee of the board of directors, which will consist of Dr. Snape, as chairman, Mr. Braginsky and Mr. Pica, each of whom is an independent director under the American Stock Exchange's listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

  Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote sufficient time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

        We have adopted a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

        No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay NEGF Advisory Company Inc., an affiliate of certain of our initial stockholders, a fee of $7,500 per month for providing us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts. However, this arrangement is solely for our benefit and is not intended to provide our initial stockholders compensation in lieu of salary.

        Other than this $7,500 per month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our initial stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

        It is expected that our current management will not participate as executive officers of a target company. Following an acquisition, an officer or director who serves the resulting entity as a director or in an advisory capacity, may receive compensation for his post-acquisition services.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

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  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and our officers and directors may own warrants, including the private placement warrants, which will expire worthless if a business combination is not consummated. In addition, our directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the private placement warrants have agreed that such securities will not be sold or transferred by it until after we have completed a business combination. Moreover, our officers and directors may enter into consulting or employment agreements with our company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

        If we call the warrants for redemption, members of management who participate in the private placement would still be entitled to exercise their private placement warrants by payment of cash or on a cashless basis. As a result, they may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, all of our officers have agreed, until the earlier of a business combination, our liquidation and such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have. In particular, the pre-existing fiduciary obligations of our officers and directors include the following entities:

Name	Companies Owed Pre-Existing Fiduciary Obligations
James E. McGrath:	Fairfax Capital Partners, Inc.
John F. Rousseau, Jr.:	Minrad International Inc., New England Partners, and Nexus Medical Partners.
Gregory F. Zaic:	Nexus Medical Partners and Xylos Corporation.
Thomas E. Hancock:	Stheno, Inc., A&G Pharmaceuticals, Inc., New England Partners and Nexus Medical Partners.
Vincent T. Pica II:	Neuwing, Inc.
Sidney Braginsky:
Atropos Technologies, LLC, Digilab, LLC, DoubleD Venture Fund, LLC, City University of New York—Robert Chambers Laboratory, Noven Pharmaceutical Corp., Electro-Optical Systems Inc., Diomed, Inc., International Standards Organization Technical Committee 172, Long Island High Tech Center, Stoneybrook University—School of Engineering, Long Island Museum of Science and Technology, Hofstra University—Center for Technology Education, C.W. Post, Long Island University—College of Business and Management.
Hardwick Simmons:	Lions Gate Entertainment Corp., Securities Industry Association, Woods Hole Oceanographic Institute, Raymond James Financial, National Academy Foundation.
Edwin Snape:	Memry Corporation, Deltex Medical Holdings Limited, New England Partners; Nexus Medical Partners; and Diomed Inc.

        The list above includes private equity funds or similar investment vehicles, as well as companies that may seek to invest in or may operate the healthcare sector, including Nexus Medical Partners, New England Partners, Memry Corporation, Deltex Medical Holdings Limited, Diomed Inc., Minrad International Inc., Stheno, Inc., and A&G Pharmaceuticals, Inc.

        We believe that no conflict exists for our officers and directors involved in the above-referenced firms in identifying target businesses because each such firm is either (i) a development stage company,

(ii) because of size limitations, very unlikely to consider any acquisition with an enterprise value in excess of approximately $10 million, or in the case of one entity, in excess of approximately $20 million or (iii) firms operating in unrelated fields. In addition, with respect to the private equity firms listed above, New England Partners and Nexus Medical Partners are limited to making investments of between $1,000,000 and $2,000,000 for minority equity positions. In contrast, we must complete a business combination with a value equal to at least 80% of our net assets. Fairfax Capital Partners is not presently in the investment or advisory business nor does it have plans to enter into the investment or advisory business, and has no staff or operations. Neuwing, Inc. is a private investment company exclusively examining commercial real estate opportunities and thus not focused on the types of target business we initially intend to pursue. Therefore, we are unlikely to examine the same potential acquisition target as any company that may be examined by firms with which our officers and directors are affiliated.

        To the extent one of our officers or directors has or were to develop a conflict of interest in determining to which entity to present a potential business opportunity, he must make prompt, full and complete disclosure of the relevant facts to both us and the other entity, and must recuse himself from voting on the matter. In any such case, we will appoint a special committee of disinterested directors to evaluate and vote upon the business combination.

        In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination. We currently do not anticipate entering into a business combination with any entity affiliated with any of such individuals or entities.

Principal Stockholders

        The following table sets forth information regarding the beneficial ownership of our common stock as of September     , 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)		Before Offering	After Offering(2)
James E. McGrath(3)	622,000	24.9%	5.0%
John F. Rousseau, Jr.(4)	485,000	19.4%	3.9%
Gregory F. Zaic(5)	289,000	11.6%	2.3%
Thomas E. Hancock(6)	288,000	11.5%	2.3%
Sidney Braginsky	60,000	2.4%	*
Vincent T. Pica II(7)	453,000	18.1%	3.6%
Hardwick Simmons	60,000	2.4%	*
Edwin Snape(8)	288,000	11.5%	2.3%
All directors and officers as a group (8 individuals)(3)(4)(5)(6)(7)(8)	2,485,000	97.8%	19.9%

*
Less than one percent.

(1)
The business address of each person is One Boston Place, Suite 3630, Boston, Massachusetts 02108.

(2)
Does not reflect the ownership of warrants purchased by certain of the initial stockholders in the warrant placement, which are not exercisable until the later of one year from the date of this prospectus or the consummation of a business acquisition.

(3)
Includes 607,000 shares held individually by McGrath and 15,000 shares held by Danbury Management Company, LLC, with respect to which Mr. McGrath possesses shared voting and dispositive authority.

(4)
Includes 470,000 shares held individually by Mr. Rousseau and 15,000 shares held by Danbury Management Company, LLC, with respect to which Mr. Rousseau possesses shared voting and dispositive authority.

(5)
Includes 274,000 shares held individually by Mr. Zaic and 15,000 shares held by Danbury Management Company, LLC, with respect to which Mr. Zaic possesses shared voting and dispositive authority.

(6)
Includes 273,000 shares held individually by Mr. Hancock and 15,000 shares held by Danbury Management Company, LLC, with respect to which Mr. Hancock possesses shared voting and dispositive authority.

(7)
Includes 413,000 shares held individually by Mr. Pica and 40,000 shares held by Maruna Partners, LLC, with respect to which Mr. Pica possesses voting and dispositive authority.

(8)
Includes 273,000 shares held individually by Dr. Snape and 15,000 shares held by Danbury Management Company, LLC, with respect to which Dr. Snape possesses shared voting and dispositive authority.

        Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these initial stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as escrow agent, until, subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), six months after the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children, trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Certain of our initial stockholders have agreed to purchase an aggregate of 2,923,077 warrants at a price of $0.65 per warrant. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by the initial purchasers or their affiliates. Such purchasers have agreed that the private placement warrants will not be sold or transferred by them until 30 days after we have completed a business combination. Accordingly, the private placement warrants will be placed in escrow and will not be released until 30 days after the completion of a business combination.

        Messrs. McGrath, Snape, Rousseau, Zaic and Hancock are deemed to be our "promoters" as such terms is defined under the federal securities laws.

Certain Transactions

        As of June 27, 2006, we issued 2,500,000 shares of our common stock to the parties set forth below for $25,000 in cash, at an average purchase price of $0.01 per share, as follows:

Name	Number of Shares	Relationship to us
James E. McGrath	498,400	President and Director
John F. Rousseau, Jr.	498,400	Chief Operating Officer and Director
Thomas E. Hancock	222,500	Vice President of Business Development and Secretary
Gregory F. Zaic	338,200	Treasurer
Edwin Snape	222,500	Director
Vincent T. Pica II	60,000	Chairman of the Board
Sidney Braginsky	60,000	Director
Danbury Management Company, LLC	600,000	Principal stockholder and affiliate of management

        On August 7, 2006, Danbury Management Company, LLC subsequently sold 585,000 shares to certain officers, directors, special advisors and other accredited investors in private sales at the same price at which such shares were originally purchased, as follows:

Name	Number of Shares	Relationship to us
Vincent T. Pica II	260,400	Chairman of the Board
James E. McGrath	108,600	President and Director
Edwin Snape	50,500	Director
Thomas E. Hancock	50,500	Vice President of Business Development and Secretary
Maruna Partners, LLC	40,000	Affiliate of Mr. Pica
Hardwick Simmons	60,000	Director
Thompson Dent	15,000	Special Advisor

        In addition, on August 7, 2006, Mr. Rousseau and Mr. Zaic transferred 28,400 shares and 64,200 shares, respectively, to Mr. Pica, our Chairman of the Board, in private sales at the same price at which such shares were originally purchased.

        If the underwriters determine the size of the offering should be increased or decreased at any time, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders' ownership at a percentage of the number of shares to be sold in this offering.

        All shares of common stock outstanding prior to this offering will be placed into an escrow account with Continental Stock Transfer & Trust Company and with certain limited exceptions will not be tradable until six months after the consummation of a business combination.

        The holders of the majority of the shares outstanding prior to this offering will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Certain of our initial stockholders have agreed to purchase an aggregate of 2,923,077 warrants at a price of $0.65 per warrant. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by the initial purchasers or their affiliates. Such purchasers have agreed that the private placement warrants will not be sold or transferred by them until 30 days after we have completed a business combination. Accordingly, the private placement warrants will be placed in escrow and will not be released until 30 days after the completion of a business combination.

        NEGF Advisory Company Inc., an affiliate of two of our initial stockholders, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Boston, Massachusetts, as we may require from time to time. We have agreed to pay NEGF Advisory Company, Inc. $7,500 per month for these services. Two of our initial stockholders are stockholders of NEGF Advisory Company Inc. and, as a result, will benefit from the transaction to the extent of their interest in or position with NEGF Advisory Company, Inc.

        These arrangements are solely for our benefit and are not intended to provide John F. Rousseau, Jr. and Edwin Snape compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Boston, Massachusetts area, that the fee charged by NEGF Advisory Company, Inc. is at least as favorable as we could have obtained from an unaffiliated person.

        Danbury Management Company, LLC advanced a total of $75,000, on a non-interest bearing basis, to us as of the date of this prospectus to cover expenses related to this offering. The advances will be payable on the earlier of May 31, 2007 and the consummation of this offering. We intend to repay these advances from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Description of Securities

General

        We are authorized to issue 60,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by eleven record holders. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Ladenburg Thalmann & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Rousseau and Mr. Simmons, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Pica and Mr. Braginsky, will expire at the second annual meeting. The term of the third class of directors, consisting of Dr. Snape and Mr. McGrath, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect each of the directors standing for election.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; and

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City local time or earlier upon redemption.

        We may call the warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $.01 per warrant;

  •
  at any time while the warrants are exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current);

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

        The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call. If we call our warrants for redemption, the existing stockholders who participate in the private placement would be entitled to exercise their warrants for cash or on a cashless basis. The reason these warrants are exercisable on a cashless basis is because such existing stockholders or their affiliates may be affiliated with us following a business combination. If they remain insiders, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

        We have agreed to sell for $100 to Ladenburg Thalmann & Co. Inc. an option to purchase up to a total of 700,000 units at a per unit price of $8.50 (142% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus. We will have no obligation to net cash settle the exercise of the unit purchase option or the warrants underlying the option. The holder of the unit purchase option will not be entitled to exercise the option or the warrants underlying the option unless a registration statement covering the securities underlying the option is effective or an exemption from registration is available. If the holder is unable to exercise the option or underlying warrants, the option or warrants, as applicable, will expire worthless.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those would be eligible for sale under Rule 144 prior to that date which is one year from the date of this prospectus. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for sale under Rule 144. In addition, all of those shares have been placed in escrow and will not be transferable prior to that date which is six months following the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions. Furthermore, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend in such amount to maintain the initial stockholders' collective common stock ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering (excluding common stock issued pursuant to the underwriters' over-allotment option). Any such shares received as a result of such stock dividend shall also be considered "restricted securities" as defined in Rule 144, and subject to the restrictions set forth in Rule 144.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  Availability of Rule 144 to Resales of Stock of Blank Check Companies

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

  Registration Rights

        The initial stockholders and the holders of the private placement warrants will be entitled to registration rights with respect to their securities pursuant to an agreement to be signed prior to or on the effective date of the proposed offering. With respect to the shares issued prior to the completion of the proposed offering, the holders of the majority of these shares are entitled to demand that the Company register these shares at any time commencing six months following the consummation of a business combination. With respect to the private placement warrants (and underlying shares), the holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a business combination. In addition, such holders have certain "piggy-back" registration rights on registration statements filed subsequent to the Company's consummation of a business combination.

Underwriting

        Subject to the terms and conditions of an underwriting agreement dated                , 2006, each of the underwriters named below has agreed to purchase from us the number of units indicated in the following table. Ladenburg Thalmann & Co. Inc. is acting as the representative of the underwriters in this offering.

Underwriter	Number of Units
Ladenburg Thalmann & Co. Inc..
Ferris, Baker Watts Incorporated

Total	10,000,000

        This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $            per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $            per share to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the lead underwriter.

        The underwriters' obligation to purchase units is subject to conditions contained in the underwriting agreement. Each underwriter is severally obligated to purchase all of the units that it has agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if it purchases any units. The offering of the units are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of their over-allotment option. This information further assumes full payment of the underwriters' discount out of the gross proceeds of the proposed offering.

	Per unit	Total, With No Exercise of Over- allotment Option	Total, With Full Exercise of Over- allotment Option
Public offering price	$6.000	$60,000,000	$69,000,000
Underwriting discount(1)	0.435	4,350,000	5,002,500
Proceeds before expenses(2)	$5.565	$55,650,000	$63,997,500

(1)
The underwriters have agreed to defer $1,350,000 of underwriting discount and commissions ($1,552,500 if the over-allotment option is exercised in full) until the consummation of our initial business combination. Upon the consummation of our initial business combination, this deferred portion will be paid to Ladenburg Thalmann & Co., representative of the underwriters, less a pro-rata portion of the funds paid to stockholders exercising their conversion option. The underwriters have agreed to forfeit any rights to, or claims against, such proceeds if we do not complete a business combination within the time period described in this prospectus.

(2)
The offering expenses are estimated at approximately $650,000.

We have agreed to pay the expenses incurred by Ladenburg Thalmann & Co. Inc. in connection with its services as representative of the underwriters.

Over-allotment Option

        We have granted to the representative of the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The representative may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the representative will offer the additional units on the same terms as those on which the other units are being offered hereby.

Purchase Option

        We have agreed to sell to Ladenburg Thalmann & Co. Inc., for $100, an option to purchase up to a total of 700,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.50 per unit (142% of the price of the units sold in the offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 700,000 units, the 700,000 shares of common stock and the 1,400,000 warrants underlying such units, and the 1,400,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, the option may not be sold, during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a one year period (including the foregoing 180-day period) following the date of this prospectus. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

        Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the purchase option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

        The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,491,000, using an expected life of five years, volatility of 45.20% and a risk-free interest rate of 4.88%.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may required to make in respect of any of these liabilities.

Stabilization, Short Positions and Penalty Bids

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, in connection with the offering, the underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of stabilizing, maintaining or otherwise affecting the price of our units in accordance with SEC rules.

        These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our units above that which might otherwise prevail in the open market or preventing or retarding a decline in the market price of our units. The imposition of a penalty bid may also affect the price of the units to the extent that it discourages resales. These transactions may be effected on the American Stock Exchange, in the over-the-counter market or on any trading market, and if any of these transactions are commenced, they may be discontinued without notice at any time.

        Neither we nor the underwriters make any representation or prediction as to the magnitude or effect of any such transaction. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Pricing of the Offering

        Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Ladenburg Thalmann & Co. Inc. Among the primary factors considered in determining the initial public offering price were:

  •
  prevailing market and economic conditions;

  •
  our capital structure;

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

        Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.

Other Terms

        We have granted Ladenburg Thalmann & Co. Inc. the right to have its designee present at all meetings of our board of directors from the date of this prospectus until the consummation of a business combination. The designee (who need not be the same individual from meeting to meeting) will be entitled to receive the same notices and communications sent by us to our directors and to attend directors' meetings, but will have no voting rights. Ladenburg Thalmann & Co. Inc. has not named a designee as of the date of this prospectus.

        Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Listing of Units, Shares of Common Stock, and Warrants

        We intend to apply for listing of the Units, shares of Common Stock, and Warrants on the American Stock Exchange under the following symbols:

Units:	"GAC.U"
Common Stock:	"GAC"
Warrants:	"GAC.WS"

Legal Matters

        The validity of the securities offered in this prospectus is being passed upon for us by Davis, Malm & D'Agostine, P.C., Boston, Massachusetts. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

        The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

Where You Can Find Additional Information

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Geneva Acquisition Corporation

        We have audited the accompanying balance sheet of Geneva Acquisition Corporation (a development stage company) as of June 16, 2006, and the related statements of operations, stockholders' equity and cash flows for the period from June 2, 2006 (inception) to June 16, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geneva Acquisition Corporation as of June 16, 2006, and the results of its operations and its cash flows for the period from June 2, 2006 (inception) to June 16, 2006 in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 23, 2006, except for the fifth and sixth
paragraph of Note 2, as to which
the date is July 27, 2006

Geneva Acquisition Corporation
(A Development Stage Company)

Balance Sheet

As of June 16, 2006
ASSETS
Current Assets:
Cash	$100,000

Total current assets	100,000
Deferred offering costs	35,000

Total Assets	$135,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued Expenses	$20,000
Advances from Stockholder	20,000
Notes Payable, Stockholders	75,000

Total Liabilities	115,000

Commitments
Stockholders' Equity
Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common Stock, $.0001 par value, 60,000,000 shares authorized; 2,500,000 shares issued and outstanding	250
Additional Paid-in Capital	24,750
Deficit Accumulated during the development stage	(5,000)

Total Stockholders' Equity	20,000

Total Liabilities and Stockholders' Equity	$135,000

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)

Statement of Operations

Period from June 2, 2006 (inception) to June 16, 2006

Operating Expenses
General & Administrative	$5,000

Net Loss	$(5,000)

Loss per Share	$(0.00)

Weighted Average number of common shares outstanding	2,500,000

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)

Statement of Stockholders' Equity

Period from June 2, 2006 (inception) to June 16, 2006

	Common Stock
			Additional Paid-in Capital	Deficit Accumulated During the Development Stage
	Shares	Amount			Total
Stock issued June 16, 2006 at $.01 per share	2,500,000	$250	$24,750		$25,000
Net Loss				$(5,000)	$(5,000)

Balance at June 16, 2006	2,500,000	$250	$24,750	$(5,000)	$20,000

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)

Statement of Cash Flows

Period from June 2, 2006 (inception) to June 16, 2006

Cash Flows From Operating Activities
Net Loss	$(5,000)

Net Cash Used In Operating Activities	(5,000)

Cash Flows From Financing Activites
Proceeds from sale of stock	25,000
Proceeds from Notes Payable, Stockholders	75,000
Advances from Stockholder	5,000

Net Cash provided by Financing Activities	105,000

Net Increase in Cash and Cash at end of period	$100,000

Supplemental schedule of non-cash financing activities:
Accrual of Public Offering Costs	$20,000
Advance from Stockholder for Public Offering Costs	$15,000

See notes to financial statements

Geneva Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements

1. Organization, Business Operations and Significant Accounting Policies

        Geneva Acquisition Corporation (the "Company") was incorporated in Delaware on June 2, 2006 as a blank check company whose objective is to acquire an operating business.

        At June 16, 2006, the Company had not yet commenced any operations. All activity through June 16, 2006 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 10,000,000 units ("Units") which is discussed in Note 2 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $5.82 per Unit sold in the Proposed Offering, which includes amounts received in a private placement to be completed prior to the Proposed Offering will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company's directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,500,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Proposed Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination (net of the underwriters' deferred non-accountable expense allowance described in Note 2), divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all

Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account (subject to distributions for working capital and amounts paid or accrued for taxes) computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation will be amended and restated prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

        For purposes of the statements of cash flows, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $2,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 16, 2006.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

        Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123(R)"), "Share Based Payment". SFAS 123(R) requires all share based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) upon its formation. The adoption of SFAS 123(R) did not have a significant impact on the Company's financial condition or results of operations.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Proposed Public Offering: Value of Unit Purchase Option

        The Proposed Offering, calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 1,500,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and two

Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company does not need to obtain the consent of Ladenburg Thalmann & Co. Inc. prior to calling the warrants for redemption. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

        The Company will pay the underwriters in the Proposed Offering an underwriting discounts and commissions of 7.25% of the gross proceeds of the proposed offering, of which 2.25% of the gross proceeds will be held in the Trust Account and payable only upon the consummation of a business combination.

        Certain of the Initial Stockholders are expected to purchase 2,923,077 warrants ("Private Placement Warrants") at a purchase price of $0.65 per warrant, in a private placement to be completed prior simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants will be identical to the Warrants underlying the Units to be offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until 30 days after the completion of a Business Combination.

        The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to registration rights with respect to their securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. With respect to the shares issued prior to the completion of the Proposed Offering, the holders of the majority of these shares are entitled to demand that the Company register these shares at any time commencing six months following the consummation of a Business Combination. With respect to the Private Placement Warrants (and underlying shares), the holders of the majority of these securities are entitled to demand that the Company register these shares at any time commencing three months following the consummation of a Business Combination. In addition, such holders have certain "piggy-back" registration rights on registration statements filed subsequent to the Company's consummation of a Business Combination.

        In addition, the Company has agreed to sell to Ladenburg Thalmann & Co. Inc. for $100, an option to purchase up to a number of Units equal to 7% of the Units sold in the Proposed Offering, excluding any exercise of the underwriters' over-allotment option. The Units that would be issued upon exercise of the Underwriters Purchase Option (UPO) are identical to those offered by this prospectus. This UPO is exercisable at $8.50 per Unit at the latter of one year from the effective date, or the consummation of a Business Combination. The UPO has a life of five years from the effective date. The UPO will only be granted if and when the Company consummates the Proposed Offering. The Company will have no obligation to net cash settle the exercise of the UPO or the Warrants underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the Warrants underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying Warrants, the UPO or Warrants, as applicable, will expire worthless.

        The sale of the UPO will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,491,000 using an expected life of five years, volatility of 45.2% and a risk-free interest rate of 4.88%.

        The Company has no trading history, as such it is not possible to value the UPO based on historical trades. In order to estimate the value of the UPO the Company considered the historic volatilities of publicly traded blank check companies that have completed business combinations. The average volatility of the representative companies was calculated to be 45.2%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the UPO. The actual volatility of the Unit will depend on many factors that cannot be ascertained at this time.

3. Deferred Offering Costs

        Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to Stockholders' equity upon the receipt of the capital raised or charged to expense if not completed.

4. Notes Payable, Stockholders

        The Company issued an aggregate of $75,000 unsecured promissory note to one of its Initial Stockholders on June 16, 2006. This note is non-interest bearing and is payable on the earlier of May 31, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

        In addition, the Company has received $20,000 in advances from certain of its initial stockholders that bear no interest and will be repaid no later than the consummation of the Proposed Offering.

5. Commitments and Related Party Transactions

        The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

        Pursuant to the letter of intent with the Underwriter, the Initial Stockholders have agreed to enter into letter agreements that waive their right to receive distributions with respect to their founding shares upon the Company's liquidation.

6. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

PROSPECTUS

GENEVA
ACQUISITION
CORPORATION

10,000,000 Units

PROSPECTUS

Ladenburg Thalmann & Co. Inc.

Ferris, Baker Watts
Incorporated

            , 2006

        Until                        , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial trustees' fee	$1,000(1)
SEC registration fee	$21,074
American Stock Exchange listing fee	$85,000
NASD filing fee	$20,195
Accounting fees and expenses	$40,000
Printing and engraving expenses	$60,000
Legal fees and expenses	$350,000
Miscellaneous	$73,731(2)

Total	$650,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $1,800 for acting as warrant agent for the registrant's warrants and $2,400 for acting as escrow agent.

(2)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        "Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

  a.
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

  b.
  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  c.
  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  d.
  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  e.
  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  f.
  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  g.
  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

  h.
  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

  i.
  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  j.
  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  k.
  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article XVIII of our Certificate of Incorporation provides:

    "The Corporation, to the full extent permitted by Sections 145(a) and (b) of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)
During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Purchaser	Security Purchased	Amount	Date	Purchase Price Per Share
James E. McGrath	498,400	$4,984	June 9, 2006	$0.01
John F. Rousseau, Jr.	498,400	$4,984	June 9, 2006	$0.01
Thomas E. Hancock	222,500	$2,225	June 9, 2006	$0.01
Gregory F. Zaic	338,200	$3,382	June 9, 2006	$0.01
Edwin Snape	222,500	$2,225	June 9, 2006	$0.01
Vincent T. Pica II	60,000	$600	June 9, 2006	$0.01
Sidney Braginsky	60,000	$600	June 9, 2006	$0.01
Danbury Management Company, LLC	600,000	$6,000	June 9, 2006	$0.01

        On August 7, 2006, Danbury Management Company, LLC subsequently sold 585,000 shares to certain officers, directors, special advisors and other accredited investors in private sales at the same price for which such shares were orignally purchased, as follows:

Purchaser	Security Purchased	Amount	Date	Purchase Price Per Share
Vincent T. Pica II	260,400	$2,604	August 7, 2006	$0.01
James E. McGrath	108,600	$1,086	August 7, 2006	$0.01
Edwin Snape	50,500	$505	August 7, 2006	$0.01
Thomas E. Hancock	50,500	$505	August 7, 2006	$0.01
Maruna Partners, LLC	40,000	$400	August 7, 2006	$0.01
Hardwick Simmons	60,000	$600	August 7, 2006	$0.01
Thompson Dent	15,000	$150	August 7, 2006	$0.01

        In addition, on August 7, 2006, Mr. Rousseau and Mr. Zaic transferred 28,400 shares and 64,200 shares, respectively, to Mr. Pica in private sales at the same price for which such shares were orignally purchased, such that Mr. Pica made the following aggregate purchase:

Purchaser	Security Purchased	Amount	Date	Purchase Price Per Share
Vincent T. Pica II	92,600	$926	August 7, 2006	$0.01

        Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.

        The Company agreed to issue 2,923,077 warrants in a private placement to our initial stockholders to occur simultaneously with the consummation of the Company's initial public offering. Such warrants will be exempt from registration pursuant to Section 4(2) of the Securities Act because they will be sold to sophisticated, wealthy individuals. No underwriting discounts or commissions will be paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	Bylaws.*
4.1	Specimen Unit Certificate.+
4.2	Specimen Common Stock Certificate.+
4.3	Specimen Warrant Certificate.+
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.+
4.5	Form of Unit Purchase Option.+
5.1	Opinion of Davis, Malm & D'Agostine, P.C.+
10.1	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and John F. Rousseau, Jr.*
10.2	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Edwin Snape.*
10.3	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and James McGrath.*
10.4	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Gregory Zaic.*
10.5	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Thomas Hancock.*
10.6	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Vincent T. Pica II.+
10.7	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Sidney Braginsky.*
10.8	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Hardwick Simmons.+
10.9	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Thompson Dent.+
10.10	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.11	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Warrant Purchasers.**
10.12	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders. Filed as Exhibit 10.10 on June 28, 2006.*

10.13	Form of Letter Agreement between NEGF Advisory Company Inc. and the Registrant regarding administrative support. Filed as Exhibit 10.11 on June 28, 2006.*
10.14	Advance Agreement between the Registrant and Danbury Management Company, LLC dated June 16, 2006. Filed as Exhibit 10.12 on June 28, 2006.*
10.15	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.16	Form of Warrant Placement Agreement among certain initial stockholders, Ladenburg Thalmann & Co. Inc. and the Company.**
23.1	Consent of Goldstein Golub Kessler LLP**
23.2	Consent of Davis, Malm & D'Agostine, P.C. (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit Committee Charter*
99.2	Code of Ethics*
99.3	Code of Ethics for Senior Financial Officers*

*
Filed on June 28, 2006.

+
Filed on August 9, 2006.

**
Filed herewith.

Item 17. Undertakings.

(a)
The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to he purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 29th day of September, 2006.

Geneva Acquisition Corporation

By:	/s/ JOHN F. ROUSSEAU, JR. John F. Rousseau, Jr.
Chief Operating Officer and Director
Name	Position	Date

/s/ JOHN F. ROUSSEAU, JR. John F. Rousseau, Jr.	Chief Operating Officer and Director (Principal Executive Officer)	September 29, 2006
/s/ JAMES E. MCGRATH* James E. McGrath	President and Director	September 29, 2006
/s/ GREGORY F. ZAIC* Gregory F. Zaic	Treasurer (principal financial and accounting officer)	September 29, 2006
/s/ SIDNEY BRAGINSKY* Sidney Braginsky	Director	September 29, 2006
/s/ VINCENT T. PICA II* Vincent T. Pica II	Chairman of the Board	September 29, 2006
/s/ EDWIN SNAPE* Edwin Snape	Director	September 29, 2006
/s/ HARDWICK SIMMONS* Hardwick Simmons	Director	September 29, 2006
*By:	/s/ JOHN F. ROUSSEAU, JR. John F. Rousseau, Jr., under a Power of Attorney

Exhibit Index

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	Bylaws.*
4.1	Specimen Unit Certificate.+
4.2	Specimen Common Stock Certificate.+
4.3	Specimen Warrant Certificate.+
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.+
4.5	Form of Unit Purchase Option.+
5.1	Opinion of Davis, Malm & D'Agostine, P.C.+
10.1	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and John F. Rousseau, Jr.*
10.2	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Edwin Snape.*
10.3	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and James McGrath.*
10.4	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Gregory Zaic.*
10.5	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Thomas Hancock.*
10.6	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Vincent T. Pica II.+
10.7	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Sidney Braginsky.*
10.8	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Hardwick Simmons.+
10.9	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Thompson Dent.+
10.10	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.11	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Warrant Purchasers.**
10.12	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders. Filed as Exhibit 10.10 on June 28, 2006.*
10.13	Form of Letter Agreement between NEGF Advisory Company Inc. and the Registrant regarding administrative support. Filed as Exhibit 10.11 on June 28, 2006.*
10.14	Advance Agreement between the Registrant and Danbury Management Company, LLC dated June 16, 2006. Filed as Exhibit 10.12 on June 28, 2006.*
10.15	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.16	Form of Warrant Placement Agreement among certain initial stockholders, Ladenburg Thalmann & Co. Inc. and the Company.**
23.1	Consent of Goldstein Golub Kessler LLP**
23.2	Consent of Davis, Malm & D'Agostine, P.C. (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit Committee Charter*
99.2	Code of Ethics*
99.3	Code of Ethics for Senior Financial Officers*

*
Filed on June 28, 2006.

+
Filed on August 9, 2006.

**
Filed herewith.

QuickLinks

TABLE OF CONTENTS
Prospectus Summary
Summary Financial Data
Risk Factors
Forward Looking Statements
Use of Proceeds
Dilution
Capitalization
Management's Discussion and Analysis of Financial Condition and Results of Operations
Proposed Business
Management
Principal Stockholders
Certain Transactions
Description of Securities
Underwriting
Legal Matters
Experts
Where You Can Find Additional Information
Index to Financial Statements
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Geneva Acquisition Corporation (A Development Stage Company) Balance Sheet
Geneva Acquisition Corporation (A Development Stage Company) Statement of Operations
Geneva Acquisition Corporation (A Development Stage Company) Statement of Stockholders' Equity
Geneva Acquisition Corporation (A Development Stage Company) Statement of Cash Flows
Geneva Acquisition Corporation (A Development Stage Company) Notes to Financial Statements
PART II Information Not Required In Prospectus
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
Signatures
Exhibit Index